CONSULTING AGREEMENT

Between

Crown Packaging European Division GmbH, Baarermatte, 6340 Baar, Switzerland
(“Company”)

And

Didier Sourisseau Consulting GmbH, Stockenstrasse 27, 8802 Kilchberg, Switzerland (in formation)
(“Consultant”)

(each a "Party", jointly the “Parties”)

concerning

Consulting Services

Preamble                                             3
1. Engagement of Consultant                                3
2. Performance of services                                 3
3. Confidentiality                                         4
4. Intellectual property                                     4
5. Compliance                                         5
6. Compensation                                         5
7. Limited Liability                                     5
8. Term and Termination                                     5
9. Final provisions                                         6
10. Applicable law and jurisdiction                             7

Preamble

A.WHEREAS the Company has the need for services in the field of investigations in its field of activity;
B.WHEREAS the Consultant has significant experience and direct knowledge of the Company's business and wishes to offer its expertise to the Company as a consultant;
C.WHEREAS the Company is of the opinion that Consultant’s expertise, know-how and experience may be useful in relation to the investigations and therefore the Parties desire that the Consultant advises, and performs services for the Company, upon the terms and conditions set forth herein;

NOW, therefore, the Parties mutually agree as follows:
1.Engagement of Consultant
With effect from the 1st of August 2021, the Company hereby engages the Consultant as consultant of the Company.
2.     Performance of services
2.1    Services
During the term of this Agreement, the Consultant shall provide services to the Company as set out in Annex A hereto, which the Parties may update from time to time (collectively referred to as “Services”). Consultant shall designate Didier Sourisseau to provide the Services and no other person shall perform the Services unless pre-approved by the Company.
The Consultant or any of its employees shall neither represent itself as an agent of the Company for any purpose, nor have any authority to act for or on behalf of the Company, unless expressly agreed otherwise in writing by the Parties.
2.2     Diligence
The Consultant shall use best efforts in the performance of the Services.
In the performance of the Services, the Consultant is committed to act in the best interests of Company and any of its subsidiaries, parents and affiliates (each a Crown Group Company, together the “Crown Group“).
The Consultant shall
i.perform the Services in an ethical manner and comply with all applicable laws, regulations, codes and internal policies of the Company;

ii.promptly report to the Company any request or demand for any undue financial or other advantage of any kind received by the Consultant in connection with the performance of this Agreement.
In the performance of its obligations hereunder, the Consultant shall comply with the Company's Code of Business Conduct and Ethics, including related policies on social media, use of information and communication systems and anti-harassment and bullying.
3. Confidentiality
During the term and after its termination, the Consultant shall neither disclose to third parties nor make use of any confidential information, directly or indirectly, which the Consultant receives or learns during the performance of the Services or learned during the course of the previous employment by the Crown Group. Confidential information will comprise anything for which cannot be shown that it was already in the public domain at the relevant point in time, particularly information about any kind of know-how (e.g., inventions, developments, data collections, procedures and concepts, strategy, pricing, production output or capacity, business plans and relationships and customers) which is relevant for the Crown Group, or any of the Company's business partners.
The Parties agree that the contents of this Agreement shall not to be disclosed to any third party during and after the term of this Agreement, except if ordered by a governmental authority, court order, or to fulfill statutory reporting obligations.
4.     Intellectual property
4.1 The rights to all inventions and designs related to any of the businesses of the Company or its affiliates, made or conceived in part or wholly by the Consultant individually or jointly during the term shall belong to the Company and are hereby assigned by the Consultant to fullest extent legally possible to the Company regardless of whether they are legally protected.
4.2     Other rights to any work products and any know-how which the Consultant or any of its employees create or in which creation the Consultant or any of its employees participate while performing the Services belong exclusively to the Company. To the extent that work products (e.g., software, reports, documentations) are protected by copyrights, the Consultant hereby assigns, and warrants and guarantees that its employees assign, to the Company any and all rights related to such work products, particularly the copyright and any and all rights of use, including the rights of production and duplication, of publishing, to use, to license or to sell, to distribute over data or online media, to modify and develop further as well to develop new products on the basis of the Consultant's work product or on the basis of parts of such work product.

4.3     The Consultant and any of its employees involved in the Services hereby waive the right to be named as author or inventor.
4.4    The Company is not obligated to exercise its rights set forth in the preceding paragraphs. The Company is entitled to designate itself as the exclusive owner of the patent rights, copyrights and other rights related to the work products.
4.5     The Consultant irrevocably appoints the Company to be its attorney in its name and on its behalf to execute documents, use the Consultant’s name and do all things which are necessary or desirable for the Company to obtain for itself or its nominee the full benefit of this clause.
5. Compliance
The Consultant herewith declares that its activities under this Agreement and the Agreement itself are not in violation with any rules, laws or the terms of any other agreement previously entered into between the Consultant and any third party.
The Consultant warrants that any of its employee assigned to perform the Services will have a valid work permit from the Swiss competent authorities, and are insured in accordance with the requirements of statutory laws.
6. Compensation
Company will pay Consultant an annual fixed fee of CHF 125'000 exclusive VAT for the Services, payable in equal quarterly instalments in arrears upon presentation of an invoice.
At the end of every quarter of a year, the Consultant shall submit an invoice to the Company (attention Sidonie Lécluse, SVP Human Resources) which shall be payable within 30 (thirty) days from receipt of the invoice.
The Company will cover the Consultant’s prior approved expenses necessary for the performance of the Services, such as for travel (train: first class, plane: economy class for European flights and business class for intercontinental flights) or lodging. The expenses will be reimbursed within 30 (thirty) days against presentation of respective receipts.
7. Limited Liability
The Consultant's liability for the performance of Services shall be limited to cases of gross negligence and wilful misconduct[MMQ1] .
8. Term and Termination
8.1     Term
The term of this Agreement shall become effective on the date of signature by both Parties ("Effective Date") and shall automatically end on the fourth anniversary of the Effective

Date ("Expiration Date"), unless prolonged by mutual written consent of the Parties. Notwithstanding the foregoing, this Agreement shall immediately terminate with no further payments required hereunder (except for payment in full for the current calendar quarter) on the death or disability of Didier Sourisseau.
8.2     Termination
Either Party may terminate this Agreement at any time by giving written notice [MMQ2] of termination to the other Party observing a notice period of 3 months. In the event of termination by notice before the Expiration Date, the following shall apply:
–If (a) the Consultant gives notice of termination without good cause or (b) the Company gives notice of termination with good cause attributable to the Consultant, the pro-rated annual fee for the then-current calendar year shall be payable until the date when this Agreement ends;
–If (a) the Consultant gives notice of termination with good cause attributable to the Company or (b) the Company gives notice of termination without good cause, the annual fee which would have been payable until the Expiration Date shall be paid to the Consultant in a lump sum on the date when this Agreement ends.
Good cause means any material breach of this Agreement by the other Party, which is not cured within a period of thirty days.
8.3     Consequence of termination
Upon termination of this Agreement, Consultant shall immediately return to the Company all correspondence, documents, specifications, papers, media and other property as well as copies thereof which were provided to or obtained by Consultant in connection with Consultants' performance of this Agreement.
9. Final provisions
9.1     Independent Parties
The Parties understand and acknowledge that they are independent parties and nothing in this Agreement is intended or shall be deemed to create a partnership, agency, employer/employee, joint venture or staff leasing relationship between the Parties.
9.2     Assignment and subcontractors
The Consultant may not assign any right or delegate or subcontract any obligation under this Agreement without prior written consent of the Company.
9.3     Severability

If any court of competent jurisdiction finds any provision of this Agreement void, illegal or unenforceable the remainder of this Agreement shall remain valid and enforceable to the extent permitted by applicable law. In such a case, the parties shall use their best efforts to replace the illegal, void or unenforceable provision with a provision that, to the extent permitted by applicable law, achieves the purposes intended under the illegal, void or unenforceable provision.
9.4     Waiver
The waiver by either Party of a breach by the other Party of any of the provisions of this Agreement will not be construed as a waiver of any succeeding breach of the same or other provisions; nor will any delay or omission on the part of either Party to exercise or avail itself of any right, power, or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other Party.
9.5     Notices
Unless otherwise specifically provided, all notices required or permitted by this Agreement will be in writing and in English and may be delivered personally, or may be sent by email with certified signature, or registered mail or courier service, return receipt requested, addressed to the Party to be served at its business address last known to the Party serving the notice.
9.6     Entire Agreement and modifications
This Agreement constitutes the entire and only agreement between the Parties relating to the subject matter hereof and supersedes in their entirety all prior negotiations, representations, agreements and understandings between the Parties.
The Parties agree that no oral agreement or understanding, and no alteration or variation of the Agreement, shall bind either party unless made and executed in writing by the Parties.
10. Applicable law and jurisdiction
10.1     Governing Law
This Agreement shall exclusively be governed by and construed in accordance with the laws of Switzerland.
10.2     Jurisdiction
Any dispute, controversy or claim arising out of, or in relation to, this Agreement, including the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers' Arbitration Institution in force on the date when the Notice of Arbitration is submitted in accordance with these Rules.

The number of arbitrators shall be one and the seat of the arbitration shall be at the seat of the Company.
The arbitral proceedings shall be conducted in English.

SIGNATURE NEXT PAGE

Crown Packaging European Division GmbH

Zug, May 27th 2021

/s/ Sidonie Lécluse
Sidonie Lécluse
SVP Human Resources EMEA

/s/ Didier Sourisseau

Didier Sourisseau Consulting GmbH

Location and date : Zug, 06/07/21

Didier Sourisseau